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Exhibit 1.1

37,087,500 Shares
WORLDSPAN TECHNOLOGIES INC.
Common Stock
UNDERWRITING AGREEMENT

        June     , 2004

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION,
As Representatives of the several Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Worldspan Technologies Inc., a Delaware corporation (the "Company"), proposes to sell 32,250,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

        It is understood that, subject to the conditions hereinafter stated, the Firm Stock will be sold to the several Underwriters named in Schedule 1 hereto (the "Underwriters") in connection with the offering and sale of such Firm Stock. Lehman Brothers Inc., J.P. Morgan Securities Inc., Goldman, Sachs & Co., UBS Securities LLC, CIBC World Markets Corp. and RBC Capital Markets Corporation shall act as representatives (the "Representatives") of the several Underwriters.

        In addition, the stockholders of the Company set forth on Schedule 1 hereto (each, a "Selling Stockholder" and together, the "Selling Stockholders") propose to grant to the Underwriters an option to purchase up to an aggregate of 4,837,500 additional shares of the Common Stock on the terms and for the purposes set forth in Section 4 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This agreement (the "Agreement") is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

        SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

        (a)   A registration statement on Form S-1, and any amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, (A) "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; (B) "Effective Date" means the date of the Effective Time; (C) "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; (D) "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and (E) "Prospectus" means the final prospectus in the form first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        (b)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation or warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

        (c)   The market-related and customer-related data and estimates included in the Preliminary Prospectus, Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

        (d)   The Company and each of its subsidiaries (as defined in Section 18) have been duly incorporated or formed and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as would not reasonably be expected to result in a material adverse effect on, either individually or in the aggregate, the stockholders' equity, financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect")), and have all corporate, limited partnership or limited liability company power, as the case may be, and corporate, limited partnership or limited liability company authority, as the case may be, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company (other than Worldspan, L.P.) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

        (e)   The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and as disclosed in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

        (f)    The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (g)   The Company has all requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

        (h)   The Credit Agreement to be entered into upon or around the closing of the Company's sale of Stock (the "Credit Agreement") has been duly and validly authorized by Worldspan, L.P. (the "Principal Subsidiary") and the guarantors named therein, and upon its execution and delivery and, assuming due authorization, execution and delivery by the lenders party thereto, will constitute the valid and binding agreement of the Principal Subsidiary and such guarantors, enforceable against the Principal Subsidiary and such guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and other similar doctrines affecting the validity, legally binding nature or enforceability of obligations or agreements generally and, as to rights of indemnification and contribution, by principles of public policy.

        (i)    The execution, delivery and performance of this Agreement and the Credit Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the "Debt Agreements"); (ii) result in any violation of the provisions of the charter, by-laws, operating agreement, limited partnership agreement or other organizational documents of the Company or any of its subsidiaries; or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except, in the case of clauses (i) and (iii) above, for any violation that would not, individually or in the aggregate, have a Material Adverse Effect; provided that the provisions for indemnification and contribution hereunder may be limited by equitable principles and public policy considerations, and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Stock or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Act, state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters, (B) approval of the National Association of Securities Dealers, Inc. required to be obtained by the Underwriters or (C) those consents or approvals disclosed in the Prospectus.

        (j)    Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

        (k)   During the six-month period preceding the date of the Prospectus, none of the Company, any of the its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries has sold or issued any shares of Common Stock, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act (other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants).

        (l)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving or which would reasonably be expected to involve a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

        (m)  The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as noted therein); and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus are made in good faith and present fairly in all material respects the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

        (n)   PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 10(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations, and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported in the Prospectus.

        (o)   The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not, individually or in the aggregate, have a Material Adverse Effect; and all real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (p)   The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

        (q)   The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses used in the conduct of their respective businesses, except for such items that, if not available for use in the businesses of the Company or any of its subsidiaries, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened, claim, suit, demand or other proceeding naming the Company or any of its subsidiaries alleging that the products or services manufactured, marketed, sold or used in their respective businesses infringes, misappropriates or otherwise violates the intellectual property rights of any third party (and the Company and its subsidiaries have no knowledge of any basis therefor), which proceeding, if resolved adversely to the Company or its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

        (r)   Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a

Material Adverse Effect and to the Company's and its subsidiaries' knowledge, no proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (s)   No relationship, direct or indirect, exists between or among the Company and any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and any of its subsidiaries, on the other hand, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K that has not been so described.

        (t)    No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

        (u)   The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (other than the obligation to make contributions in the ordinary course of business) or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (v)   Except as described in the Prospectus, the Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had or would reasonably be expected, individually or in the aggregate, to have (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have) a Material Adverse Effect.

        (w)  Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities; (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (iii) entered into any transaction not in the ordinary course of business; or (iv) declared or paid any dividend on its capital stock.

        (x)   The Company and each of its subsidiaries (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

        (y)   Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, operating agreement, limited partnership agreement or other organizational documents; (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any Debt Agreement; or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, for any default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

        (z)   To the Company's and its subsidiaries' knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (aa) Except for such matters as would not reasonably be expected, individually or in the aggregate, to either result in a Material Adverse Effect or require disclosure in the Prospectus, the Company and its subsidiaries (i) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (ii) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Laws ("Environmental Permits"); (iii) will not require material expenditures to maintain such compliance with Environmental Laws or their Environmental Permits as such Environmental Laws or Environmental Permits are in effect as of the date hereof or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (iv) are not subject to any pending or, to the best knowledge of the Company or any of its subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries, and have not been named as a "potentially responsible party" under or pursuant to any Environmental Law. As used in this Agreement, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (A) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (B) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (C) the investigation, remediation or cleanup of any Hazardous Substances. As used in this Agreement, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes, or any other chemical substance regulated under Environmental Laws.

        (bb) Neither the Company nor any of its subsidiaries is, or, as of the applicable Delivery Date (as defined in Section 6) after giving effect to sale of Stock and upon the application of the net proceeds as described under the caption "Use of Proceeds" in the Prospectus, will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (cc) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of Stock), will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

        (dd) The statements set forth in the Prospectus under the captions "Shares Eligible for Future Sale," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Management," fairly summarize the matters described therein, and are accurate in all material respects.

        (ee) Prior to the date hereof, none of the Company, any of its subsidiaries or any person acting on its or their behalf (other than the Underwriters) has taken any action that is designed to or that has constituted or that would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale of the Stock.

        (ff)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities in order for timely decisions for required disclosure in the periodic reports required to be filed by the Company under the Exchange Act; and (ii) are effective in all material respects to perform the functions for which they were established.

        SECTION 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and agrees that:

        (a)   Such Selling Stockholder has, and immediately prior to the Second Delivery Date (as defined in Section 6 hereof) will have, good and valid title to the shares of Stock to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares of Stock and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

        (b)   Such Selling Stockholder has placed in custody under an Irrevocable Power of Attorney and a Stock Custody Agreement substantially in the forms of Exhibit A and Exhibit B hereto (the "Power of Attorney" and "Custody Agreement," respectively, and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney" and "Custody Agreements") with EquiServe Trust Company, N.A., as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form representing the shares of Stock to be sold by such Selling Stockholder hereunder.

        (c)   Such Selling Stockholder has duly and irrevocably executed and delivered a Power of Attorney and Custody Agreement appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

        (d)   Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; (ii) result in any violation of the provisions of the charter, by-laws, operating agreement, limited partnership agreement or other organizational documents of such Selling Stockholder; or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or its properties or assets; provided that the provisions for indemnification and contribution hereunder may be limited by equitable principles and public policy considerations, and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the sale of the Stock or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters or those consents or approvals disclosed in the Prospectus.

        (e)   The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; provided further, that such Selling Stockholder only makes such representation and warranty to the extent such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement or the Prospectus.

        (f)    Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement and the Prospectus.

        (g)   Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale of the shares of the Stock.

        (h)   Such Selling Stockholder has all requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

        Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters on the Second Delivery Date shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

        SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 32,250,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

        In addition, the Selling Stockholders grant to the Underwriters an option to purchase up to the number of shares of Option Stock set opposite such Selling Stockholder's name in Schedule 1 hereto, severally and not jointly. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 6 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives such that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

        The price of both the Firm Stock and any Option Stock shall be $      per share.

        The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

        SECTION 4. Offering of Stock by the Underwriters.

        Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

        SECTION 5. Directed Share Program.

        It is understood that 1,612,500 shares of the Firm Stock (the "Directed Shares") will be initially reserved by the several Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Company as designated by the Company (the "Directed Share Participants") at the initial offering price upon the terms and conditions set forth in the Prospectus and accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). The Directed Share Participants shall [have heretofore delivered] to Lehman Brothers Inc. indications of interest to purchase the Directed Shares in form satisfactory to Lehman Brothers Inc., and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or any Directed Share Participant for any action taken or omitted in good faith in connection with the Directed Share Program. To the extent that any Directed Shares are not confirmed for purchase on or immediately after the date of this Agreement, such Directed Shares may be offered by the Underwriters as part of the public offering upon terms and conditions set forth in the Prospectus.

        SECTION 6. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, at 10:00 A.M., New York City time, on              , 2004 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the account specified by the Company to the Representatives. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

        The option granted in Section 3 shall expire 45 days after the date of this Agreement and may be exercised in whole or in part on one occasion by written notice being given to the Company and the Selling Stockholders by the Representatives. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective shares of Option Stock obtained by multiplying the number of shares of Option Stock specified in such note by a fraction, the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule 1 hereto under the caption "Number of Shares of Option Stock to be Sold" and the denominator of which is the total number of shares of Option Stock. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date." The First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of and payment for the Option Stock shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 A.M., New York City time, on the Second Delivery Date or at such other place as shall be determined by agreement between the Representatives and the Company. On the Second Delivery Date, the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to be purchased on the Second Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Representatives. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Selling Stockholders shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each the Second Delivery Date.

        SECTION 7. Further Agreements of the Company. The Company agrees:

        (a)   To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof in accordance with Section 7(c) hereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly all commercially reasonable efforts to obtain its withdrawal;

        (b)   To furnish promptly to each of the Representatives and to Latham & Watkins LLP, counsel for the Underwriters, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

        (c)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as the Representatives may designate as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

        (d)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent shall not be unreasonably withheld);

        (e)   As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

        (f)    For a period of three years following the Effective Date, the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (iii) such other information concerning the Company as the Representatives may reasonably request;

        (g)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction in which it is not otherwise subject or subject it to taxation as a foreign corporation;

        (h)   For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters;

        (i)    To apply for the listing of the Stock on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

        (j)    To apply the net proceeds from the sale of Stock as set forth in under the caption "Use of Proceeds" in the Prospectus; and

        (k)   To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

        SECTION 8. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees:

        (a)   To comply with the terms of that certain Lock-Up Letter Agreement, dated March 30, 2004, between such Selling Stockholder and the Representatives;

        (b)   That the Stock to be sold by such Selling Stockholder hereunder, which is represented by the certificates held in custody for such Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law or the occurrence of any other event; and

        (c)   To deliver to the Representatives prior to the Second Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person).

        SECTION 9. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Power of Attorney and Custody Agreements and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 7(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Underwriters related thereto); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the employees and officers of the Company and any such consultants, (other than the cost of any aircraft chartered in connection with the road show), (i) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters, incident to the offer and sale of the Directed Shares pursuant to the Directed Share Program; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 9 and in Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel (including Latham & Watkins LLP), any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

        SECTION 10. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

        (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 7(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect and no proceeding for that purpose shall be pending or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

        (b)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Power of Attorney and Custody Agreements, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c)   Dechert LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit C hereto.

        (d)   Dechert LLP shall have furnished to the Representatives their written opinion, as counsel to each of Citigroup Venture Capital Partners, L.P., CVC/SSB Employee Fund, L.P. and CVC Executive Fund LLP, addressed to the Underwriters and dated the Second Delivery Date, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit D hereto.

        (e)   Debevoise & Plimpton LLP and Torys LLP shall have furnished to the Representatives their written opinion, as counsel to Ontario Teachers' Pension Plan Board, addressed to the Underwriters and dated the Second Delivery Date, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit E and Exhibit F hereto, respectively.

        (f)    The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

        (g)   At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (h)   With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, in form and substance reasonably satisfactory to the Representatives and PricewaterhouseCoopers LLP, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (ii) stating, as of such Delivery Date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

        (i)    The Company shall have furnished or caused to be furnished to the Representatives on such Delivery Date certificates of officers of the Company satisfactory to the Representatives stating:

    (i)
    As to the accuracy of the representations and warranties of the Company at and as of such Delivery Date and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Delivery Date;

    (ii)
    That they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

    (iii)
    As to such other matters as Lehman Brothers Inc. and J.P. Morgan Securities Inc. may reasonably request.

        (j)    Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the Second Delivery Date a certificate, dated the Second Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of the Second Delivery Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to the Second Delivery Date.

        (k)   (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there shall not have been any change in the stockholders' equity or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the stockholders' equity, financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in this paragraph, is, in the judgment of Lehman Brothers Inc. and J.P. Morgan Securities Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (l)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or the Principal Subsidiary's and WS Financing Corp.'s debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or Principal Subsidiary's and WS Financing Corp.'s debt securities.

        (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc. and J.P. Morgan Securities Inc., impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

        (n)   The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

        (o)   The Company shall have entered into the Credit Agreement and the other loan documents on substantially the same terms described in the Prospectus, and the Representatives shall have received counterparts, conformed as executed, thereof, and the Company shall have borrowed such amounts thereunder as contemplated in the Prospectus.

        (p)   The Underwriters shall have received executed lock-up letter agreements substantially in the form of Exhibit G hereto from each of the Selling Stockholders and each of the directors and officers of the Company who hold shares of Common Stock.

        (q)   The Underwriters shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the reasonable opinion of Latham & Watkins LLP, is material or omits to state a fact that, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        SECTION 11. Indemnification and Contribution.

        (a)   The Company and the Principal Subsidiary hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any "roadshow" or investor presentations made to investors by the Company (whether in person or electronically); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Principal Subsidiary shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and provided, further, that the indemnity in this Section 8(a) shall not inure to the benefit of any Underwriter who failed to deliver the Prospectus, as then amended or supplemented (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to such Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Delivery Date), to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and provided that the Company must sustain the burden of proving that such Underwriter sold shares of Stock to the person alleging such loss, claim, damage, liabilities or expenses without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

        The Company and the Principal Subsidiary hereby agree, jointly and severally, to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (the "Lehman Brothers Entities"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) the failure of a Directed Share Participant to pay for and accept delivery of the Directed Shares sold pursuant to the Directed Share Program that, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase or (ii) the Directed Share Program; provided that Company shall not be responsible under this subparagraph (ii) for any loss, claim, damage, liability or action that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

        (b)   The Selling Stockholders hereby agree, severally and not jointly, to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 11(f); provided further, that the liability under this Section 11(b) and Section 11(e)

of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts to such Selling Stockholder from the sale of the Option Stock sold by such Selling Stockholder hereunder. The indemnity provided for in this Section 11(b) and the contribution obligations provided for in Section 11(e) shall apply only to the extent that any statements in or omissions from the Registration Statement, Prospectus or any amendment or supplement thereto are based on written information furnished to the Company by the applicable Selling Stockholder specifically for use therein. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

        (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Selling Stockholders, each of the Company's and the Selling Stockholders' officers and directors, and each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholders or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Stockholders and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholders or any such affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Selling Stockholders or any such director, officer or controlling person.

        (d)   Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, the Principal Subsidiary and the

Selling Stockholders under this Section 11 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding anything contained herein to the contrary, if indemnification is sought pursuant to the second paragraph of Section 11(a) in respect of such a claim or action referred to in the second paragraph of Section 11(a), then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than on separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of a Directed Share Participant or the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (e)   If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a), 11(b) or 11(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Principal Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Principal Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Principal Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Subsidiary, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Principal Subsidiary and information supplied by the Company shall also be deemed to have been supplied by the Principal Subsidiary. The Company, the Principal Subsidiary, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11 shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commission received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

        (f)    The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" and the paragraph appearing under the title "Discretionary Shares" under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        SECTION 12. Defaulting Underwriters.

        If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them and the Company, all the shares of Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the shares of Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date within 36 hours after such default., this Agreement (or, with respect to the Second Delivery Date, the obligation of the underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses to the extent set forth in Sections 9 and 14 hereof. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 12, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        SECTION 13. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 10(k), 10(l) or 10(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        SECTION 14. Reimbursement of Underwriters' Expenses. If the Company or the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders are not fulfilled, the Company will reimburse the Underwriters (other than any defaulting Underwriter pursuant to Section 12) for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

        SECTION 15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a)   if to any Underwriter, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-6328), with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Gary Kashar, Esq. (Fax: (212) 751-4864), and with a copy, in the case of any notice pursuant to Section 11(d) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

        (b)   if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Worldspan Technologies Inc., 300 Galleria Parkway, N.W., Atlanta, Georgia 30339, Attention: Jeffrey C. Smith, Esq. (Fax: (770) 563-7878), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Geraldine Sinatra, Esq. (Fax: (215) 994-2222);

        (c)   if to Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P. or CVC Executive Fund LLC, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to            , Attention:             (Fax:            ), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Geraldine Sinatra, Esq. (Fax: (215) 994-2222); and

        (d)   if to Ontario Teachers' Pension Plan Board, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to            , Attention:             (Fax:            ), with copies to

Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention:            (Fax:    ) and Torys LLP, Attention:            (Fax:            );

        (e)   any such statements, requests, notices or agreements shall be in writing and shall be deemed to have been duly given (i) when personally delivered, if delivered by hand; (ii) when faxed during normal business hours (with confirmation of transmission have been received), if faxed, (iii) two business days after being deposited in the mail (postage prepaid), if mailed and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

        SECTION 16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 18. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement among the Company, the Principal Subsidiary, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
WORLDSPAN TECHNOLOGIES INC.
By:
Name:
Title:

WORLDSPAN, L.P.
By:
Name:
Title:

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.
By:	CVC PARTNERS LLC, as general partner
By:	CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD., as managing member
By:
Name:
Title:	Attorney-in-Fact

CVC/SSB EMPLOYEE FUND, L.P.
By:	CVC PARTNERS LLC, as general partner
By:	CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD., as managing member
By:
Name:
Title:	Attorney-in-Fact

CVC EXECUTIVE FUND LLC
By:	CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD., as managing member
By:
Name:
Title:	Attorney-in-Fact

ONTARIO TEACHERS' PENSION PLAN BOARD
By:
Name:
Title:	Attorney-in-Fact

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:	LEHMAN BROTHERS INC., as Authorized Representative
By:
Name:
Title:

Schedule 1

Underwriters	Number of Shares of Firm Stock to be Purchased
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
UBS Securities LLC
CIBC World Markets Corp.
RBC Capital Markets Corporation
Total	32,250,000

Selling Stockholders	Number of Shares of Option Stock to be Sold(1)
Citigroup Venture Capital Equity Partners, L.P.
CVC/SSB Employee Fund, L.P.
CVC Executive Fund LLC
Ontario Teachers' Pension Plan Board
Ian Highet
David Thomas
BG Partners L.P.
Silvestri 2002 Trust
Rakesh Gangwal
M. Gregory O'Hara
Total	4,837,500

(1)
Reflects the Company's approximately 1-for-2.80 reverse stock split, which will be effected prior to the First Delivery Date.

Exhibit A
Form of Power of Attorney

Exhibit B
Form of Custody Agreement

Exhibit C
Form of Dechert LLP opinion, counsel for the Company

Exhibit D
Form of Dechert LLP opinion, counsel for Citigroup Venture Capital Partners, L.P.,
CVC/SSB Employee Fund, L.P. and CVC Executive Fund LLP

Exhibit E
Form of Debevoise & Plimpton LLP opinion,
counsel for Ontario Teachers' Pension Plan Board

Exhibit F
Form of Torys LLP opinion,
Canadian counsel for Ontario Teachers' Pension Plan Board

Exhibit G

Form of Lock-Up Letter Agreement

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION
As Representatives of the several Underwriters
named in Schedule 1 of the Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (collectively, the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Worldspan Technologies Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering. The foregoing sentence shall not apply to (a) shares of Common Stock or securities convertible into or exchangeable for Common Stock to be sold in the Offering, (b) bona fide gifts, sales or other dispositions of shares of any class of the Company's capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned's family for estate planning purposes (including family trusts, family corporations, family limited liability companies or family partnerships), or affiliates (as defined in Rule 144(a)(i) of the Securities Act of 1933, as amended) of the undersigned (including, but not limited to, its subsidiaries (if a corporation), its partners (if a partnership) or members (if a limited liability company)); provided, that it shall be a condition to any transfer made pursuant to clause (b) above that (i) the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement to the same extent as if the transferee were a party hereto, and (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4 made after the expiration of the 180-day period referred to above).

        In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or if the Offering shall not have occurred prior to October 31, 2004, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an underwriting agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

QuickLinks

  Exhibit 1.1
WORLDSPAN TECHNOLOGIES INC. Common Stock UNDERWRITING AGREEMENT
Form of Lock-Up Letter Agreement